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                                                                  EXHIBIT 10.9.3

                                               [SIMON GEOPHYSICAL SERVICES LOGO]

                                                          Simon-Horizon Ltd.
                                                          Horizon House
                                                          Azalea Drive
                                                          Swanley
                                                          Kent BR8 8JR
                                                          England

                                                          Telephone 0322 68011
                                                          Telex 896050 EXPLOR G
                                                          Facsimile 0322 613650


Ervik Marine Services A/S
Brunholmst 2
N-6004 Alesund
Norway




Dear Sirs,


                          RE:  M.V. "SEAWAY LABRADOR"


In consideration of Simon-Horizon Limited ("SHL") entering into an agreement to sell the M.V. "Seaway Labrador" to Royal Bank of Scotland (Industrial Leasing) Limited and charter the vessel back under a demise charter party to be entered into, for a period of 10 years, it is agreed that:

"Net Residual Value" - the market value of the vessel (excluding all seismic equipment on board the vessel) at the expiry if the ten year demise charter term, less the termination costs of the demise charter, less the costs of valuation, broking and legal fees.

1. SHL covenants to Ervik Marine Services A/S ("EMS") (or substitute company thereof as approved by SHL) the right to 56% of the Net Residual Value of the vessel on completion of the 10 year Management Agreement.

2. Should SHL exercise their right under the Management Agreement dated 19th December, 1990, to terminate the Management Agreement in accordance with Clause 8.1. thereof, EMS's right to x% of the New Residual Value of the vessel shall remain frozen from the time the Management Agreement is terminated until the expiry of the ten year demise charter term.

         "x" percent is to be 24% from the outset to year one, rising after year one from 24% to 56% after 10 years. Pro-rata values apply to interim periods at monthly intervals.
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3.       In the event that SHL exercise their right to cancel the Management
         Agreement under Clause 17, subject to Clause 26, thereof, EMS's right to y% of the New Residual Value of the vessel shall remain frozen from the time the Management Agreement is terminated until the expiry of the ten year demise charter term.

         "y" percent is to be 24% after one year and 49% after ten years. Pro-rata values apply to interim periods at monthly intervals.


                 Signed                                Signed


                 /s/ B.E. Timmons                      /s/ [illegible signature]

                 Simon-Horizon Ltd.                    Ervik Marine Services A/S



                                                       Dated 19th December, 1990

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                                                          Draft illustrations to
                                                      side letter No. 2 19/12/91

                          Proposed pro-rata accrual
                           of "Net Residual Value"





                              [DIAGRAM NOT SHOWN]





                 1. Where termination of the agreement is undo clause two of the side letter the proportion of "Net Residual Value" earned is higher proportion of the value.

                 2. Where termination of the agreement is under clause three the proportion is as previously agreed.

                 3. In both cases EMS is entitled to 24% of NRV after the first year.

                 4. All time points in between should be given pro-rata values.